Exhibit 23.3

TBPELS REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849

633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

Consent of Independent Petroleum Engineers

We have issued our report, dated October 2, 2023, on estimates of the proved reserves, future production, and income attributable to certain consolidated leasehold and royalty interests of Tap Rock Resources, LLC, Tap Rock Resources II, LLC and Tap Rock NM10 Holdings, LLC (collectively, “Tap Rock”) exclusive of the Olympus Area as of December 31, 2022. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein included in or made part of this Current Report on Form 8-K of Civitas Resources, Inc. (the “Company”). Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Company’s Registration Statements on Form S-3 (File No. 333-263753) and Form S-8 (File Nos. 333-260881, 333-257295, 333-229431 and 333-217545) of all references to our firm and information from our report, dated October 2, 2023, relating to the oil and gas reserves of Tap Rock.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPELS Firm Registration No. F-1580

Denver, Colorado

October 4, 2023

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002	TEL (713) 651-9191